Exhibit 23.1


                       Consent of Independent Accountants

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-88942, 3394936, 333-09421 and 333-09423)
pertaining to the 1991 Stock Option Plan, the 1994 Director Stock Option Plan and the 1994 Employee Stock Purchase Plan of Micro Linear Corporation of our report dated January 21, 1998 appearing on page 29 in this Form 10-K.


PRICE WATERHOUSE LLP


San Jose, California
March 26, 1998